UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2011

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
 (Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 2, 2011, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), through which all of the Registrant’s business operations are conducted, entered into a loan agreement with Bairei Trust Co., Ltd. (the “Lender”) to borrow 360 million Renminbi (“RMB”). Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), the Registrant’s wholly-owned subsidiary in the People’s Republic of China and through which the Registrant controls Hongli by means of contractual arrangements, and Jianhua Lv, the Registrant’s chief executive officer, were both made parties to the loan agreement as guarantors for Hongli’s obligations thereunder.

Under the loan agreement, Hongli shall repay RMB 180 million on of the loan principal on April 2, 2013, and the remaining RMB 180 million on April 2, 2014 (each an “Installment” and collectively the “Installments”). Interest is fixed at 6.3% per annum per Installment, payable as follows: (a) 1.5% of the outstanding principal balance of each Installment as of June 20, 2011, 2012 and 2013, respectively, payable on or before each such date; and (b) the remaining 4.8% calculated on a daily basis commencing on the date each Installment is made available to Hongli and payable quarterly on the 20th day of the last month of each quarter until the due date of the Installment. Hongli may repay the first Installment in full after one and half years, and the second Installment after two and half years, provided that interest paid to the Lender prior to any such repayment shall not be refunded to Hongli, and provided further that if Hongli prepays an Installment without the Lender’s prior consent, Hongli shall remain obligated for the interest on such Installment through its due date.

In connection with the loan agreement, Hongli also entered into a security deposit payment agreement with the Lender, pursuant to which Hongli agrees to remit to the Lender RMB 150,000 as security deposit, which amount may be deducted by the Lender as part of Hongli’s interest obligation.

As guarantors for the foregoing loan, Hongyuan and Mr. Lv separately entered into a guarantee agreement with the Lender, guaranteeing the full performance by Hongli of its obligations under the loan agreement, including such fees and expenses as the Lender may incur to enforce such performance. The guarantee shall terminate two years from the due date of the second Installment.

Hongli intends to use the proceeds of the loan to fund the on-going construction of its new coking facility and to increase its working capital for future operations.

Except as pursuant to the foregoing agreements, the Registrant, its subsidiaries and Hongli (including their respectively officers and directors) do not have any relationship with, nor are they related to or affiliated with, the Lender and its officers and directors.

Item 8.01     Other Events.

On April 5, 2011, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.4, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in Item 8.01 and Exhibit 99.4 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99.1	Loan Agreement by and between Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) and Bairei Trust Co., Ltd. (“Bairei”) dated as of April 2, 2011

99.2	Security Deposit Payment Agreement by and between Hongli and Bairei dated as of April 2, 2011

99.3	Guarantee Agreement by and between Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. and Bairei dated as of April 2, 2011

99.4	Press release dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. (Registrant)

Date: April 5, 2011	By:	/s/ Zan Wu
Zan Wu Chief Financial Officer